Exhibit 99.1

AMENDMENT TO

GLUCOTRACK, INC. 2024

EQUITY INCENTIVE PLAN

This Amendment (this “Amendment”) to the Glucotrack, Inc. 2024 Equity Incentive Plan, as amended (the “Plan”) is dated as of May 22, 2025 (“Effective Date”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

WHEREAS, the Company currently maintaining the Plan;

WHEREAS, pursuant to Section 18 of the Plan, the Board may at any time amend, alter, suspend, or terminate the Plan; and

WHEREAS, the Board believes that it is in the best interests of the Company and its shareholders to amend the Plan to increase the shares subject to the Plan.

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan effective as of the date hereof:

1. Subject to the approval of the Company’s shareholders, effective as of the Effective Date, the first sentence of Section 4(a) of the Plan is hereby amended in its entirety to read as follows:

“Subject to the provisions of Section 14, the maximum aggregate number of Shares that may be issued under the Plan is 7,500,000 (the “Plan Share Limit”).”.

2. Full Force and Effect. In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

3. Construction. This Amendment shall be construed in accordance with the internal law of the State of Delaware.

IN WITNESS WHEREOF, the Company has executed this Amendment to the 2024 Equity Incentive Plan as of the Effective Date.

GLUCOTRACK, INC.

By:	/s/ Paul Goode
Name:	Paul Goode
Title:	Chief Executive Officer